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                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


           Name of Corporation                State of Incorporation
           -------------------                ----------------------

             SPIAPT, Inc.                              Alabama
             SPICOM, Inc.                              Alabama
             SPIMALL, Inc.                             Alabama
             SPITON, Inc.                              Alabama
             SPITOWN, Inc.                             Delaware
             SPILAF, Inc.                              Alabama
             SPINAP, Inc.                              Delaware
             SPIBILE, Inc.                             Alabama
             SPICLIFF, Inc.                            Delaware
             SPILAKE, Inc.                             Delaware
             Clearwater Acquisition Corporation, Inc.  Delaware
             Lafayette Acquisition, Inc.               Louisiana
             SPIDELA, Inc.                             Delaware
             Slidell Acquisition, Inc.                 Delaware
             SPIANTONIO, Inc.                          Delaware
             SPINELLON, Inc.                           Delaware
             SPIPAL, Inc.                              Delaware
             SPIWACHEE, Inc.                           Delaware
             FAGALA Corp.                              Louisiana
             SPILAN, Inc.                              Delaware
             SPIWARD, Inc.                             Delaware